Exhibit 99.2
COST-U-LESS, INC.
3633 136th Place SE
Bellevue, Washington 98006

February 28, 2007

Mr. James M. Chadwick
Mr. Sohail Malad
Chadwick Capital Management LLC
4510 Executive Drive, Suite 200
San Diego, CA 92121

Dear Messrs. Chadwick and Malad:

The following sets forth the agreement between Chadwick Capital Management LLC and its affiliates, including Monarch Activist Partners LP (“CCM”), and Cost-U-Less, Inc. (the “Company”):

1.  The Company will nominate John D. Delafield as a Class II director for election at the 2007 annual meeting, with a term expiring at the 2008 annual meeting, and will use its officers and directors to solicit proxies and vote such proxies for Mr. Delafield.

2.  The Company will submit a resolution to the shareholders at the 2007 annual meeting to amend its articles of incorporation to remove the requirement that a business combination be approved by at least 2/3 of outstanding common stock unless such transaction has been approved by a majority of continuing directors.

3.  Until December 31, 2007, CCM will support and vote its shares for the slate of directors nominated by the Company’s Board of Directors (the “Board”), and will not (i) propose any candidates for election to the Board or propose any other business at an annual meeting, or (ii) present any proposals for inclusion in a Company proxy statement or conduct any proxy solicitations.

4.  As soon as practicable following the execution of this agreement, the Company will issue a press release describing the terms of this agreement and CCM will file an amendment to its Schedule 13D reporting the entry into this agreement and amending applicable items to conform to its obligations under this agreement.

5.  CCM covenants not to sue and fully releases and discharges the Company and its directors and officers from any claims arising in respect of or in connection with the nomination and election of directors at the 2007 annual meeting and the other proposals contained in the notice related to the 2007 annual meeting.

6.  CCM represents and warrants that the execution, delivery and performance of this agreement by each member of CCM has been duly and validly authorized and constitutes a valid and binding obligation and agreement of each such member.

7.  The Company represents and warrants that the execution, delivery and performance of this agreement by the Company has been duly and validly authorized by the Board and constitutes a valid and binding obligation and agreement of the Company.

8.  Each of the Company and CCM acknowledges and agrees that irreparable injury to the other party hereto would occur in the event any of the provisions of this agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages. It is accordingly agreed that CCM, on the one hand, and the Company, on the other hand , shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof and the other party will not take action, directly or indirectly, in opposition to the moving party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. The Company and CCM hereby agree to waive any requirements relating to the securing or posting of any bond in connection with seeking any remedy hereunder.

9.  This agreement contains the entire understanding of the parties hereto with respect to its subject matter and supercedes all prior and contemporaneous agreements, representations and understandings with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings other than those expressly set forth herein, and each of the parties acknowledges that no other party, nor any agent or attorney of any other party, has made any promise, representation or warranty not contained herein. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington without reference to the conflict of laws principles thereof, and may be amended, modified or waived only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

Very truly yours,
COST-U-LESS, INC.

J. Jeffrey Meder
President and Chief Executive Officer

Accepted and agreed as of the date set forth above.

CHADWICK CAPITAL MANAGEMENT LLC

By: James M. Chadwick
Its: Manager

MONARCH ACTIVIST PARTNERS LP
By: Chadwick Capital Management LLC

By: James M. Chadwick
Its: Manager